                                                                    Exhibit 99.1

                 Earnings Per Share -- Restated for Statement of
                     Financial Accounting Standards No. 128


     The table below contains earnings per share data as restated under the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). This data restates the company's selected financial data included in its Annual Report on Form 10-K, Item 6 for the periods detailed below.

                                                Fiscal Year Ended October 31,
                                       -----------------------------------------------
                                        1997       1996     1995      1994       1993
                                       ------     ------   ------    ------     ------
Income (loss) of continuing
  operations per common share
         Basic.......................   $1.66     $  .49    $1.83    $  .99    $ (8.63)
         Diluted.....................   $1.65     $  .49    $1.83    $  .99    $ (8.63)
Net income (loss) per common share
         Basic.......................   $1.66     $  .49    $1.83    $  .72    $(15.19)
         Diluted.....................   $1.65     $  .49    $1.83    $  .72    $(15.19)


Average shares outstanding (millions):
         Basic.......................    73.1       73.7     74.2      74.5       34.9
         Diluted.....................    73.6       73.8     74.3      74.6       34.9


     The table below presents additional required disclosures regarding the computation of basic and diluted earnings per share under SFAS 128 for the periods detailed below.

Income (loss) of continuing operations per common share was computed as follows:

For the years ended October 31
(In millions)                           1997       1996      1995      1994      1993
                                       ------     ------    ------    ------    ------
Income (loss) of
  continuing operations..............  $  150     $   65    $  164    $  102    $ (273)
Less dividends on
  Series G Preferred stock...........      29         29        29        29        29
                                       ------     ------    ------    ------    ------
Income (loss) of
  continuing operations
  applicable to common stock
     (Basic and Diluted).............  $  121     $   36    $  135    $   73    $ (302)
                                       ======     ======    ======    ======    ======

Average shares outstanding (millions)
     Basic...........................    73.1       73.7      74.2      74.5      34.9
        Dilutive effect of
          options outstanding........      .4          -         -         -         -
        Conversion of Series D
          Preference Stock...........      .1         .1        .1        .1         -

                                       ------     ------    ------    ------    ------
      Diluted........................    73.6       73.8      74.3      74.6      34.9
                                       ======     ======    ======    ======    ======

     Unexercised employee stock options to purchase shares of Navistar Common Stock were not included in the computation of diluted shares outstanding when the options'exercise prices were greater than the average market price of Navistar Common Stock during the respective periods. Additionally, the diluted calculation excludes the effects of the conversion of the Series G Preferred Stock as such conversion would produce anti-dilutive results. The dilutive effect of options outstanding and the conversion of Series D Preference Stock were not included in 1993 diluted shares as such inclusion would produce anti-dilutive results. Basic and diluted loss of discontinued operations per common share in 1994 was $0.27. Basic and diluted loss from the cumulative effect of changes in accounting policy per common share in 1993 was $6.56.
In January of 1998, the company repurchased approximately 3.2 million shares of its Class B Common Stock from the Supplemental Trust.

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